EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AVANT Immunotherapeutics, Inc. for its 1999 Stock Option and Incentive Plan of our report dated February 18, 2004 relating to the financial statements, which appears in AVANT Immunotherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
July 22, 2004